SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Please refer to Exhibits 10.1 and 10.2.

We are extremely pleased to announce that the Enchant Well in Alberta, Canada has been put on line for sales.  Anadarko Canada is receiving the production fluid and the well is now flowing at approximately 49 barrels of oil per day.  The operator of the well feels that with a chemical stimulation, the well could flow at an even higher rate.  An extensive plan is now being devised to fully exploit this prospect in the near future.  We hold a substantial 50% working interest in this major new discovery, which has effectively increased our current total daily oil and gas production by over 500%.

Bernard McDougall, our president stated, “This is the best day in MSEV’s history.  To effectively increase our current  daily revenue by over 500% from a single well is a huge step forward for MSEV.  This the is the type of growth that management and shareholders have been waiting for.  We are proud to have these caliber of results and we are looking forward to what will come from this entire field.  This prospect could be a company maker that enables MSEV to achieve its goal of becoming a mid-range oil and gas producer.  The last time MSEV was able to announce drilling results for a Canadian prospect the shares traded from 2.7 cents to a high of 8.7 cents within two days, and traded over 24,500,000 shares on each of those two days.  This occurred when the company had only four wells in production compared to 16 wells currently, no marketing campaign versus an active marketing campaign, and oil and gas prices were at much lower levels than today.  This is easily the most exciting time in MSEV’s history and with additional drilling results from Texas pending, we are looking forward to the near and long term growth of MSEV.”

Operations on the Stuart 60# 8 Well in Texas are progressing as scheduled.  The operator reports that if all goes according to schedule, the well will be ready to be fraced within days.  This is the first of the remaining three wells to be worked on.  The first five wells on this prospect were all successfully drilled.  The cost for these three wells has already been paid.  Initial results from the Stuart 60 #8 Well are expected within two weeks.  The two other wells on this prospect are expected to commence operations as soon as the Stuart 60# 8 Well is completed.

We are making a more concerted effort to market  our self to prospective shareholders.  The marketing campaign has commenced and will be occurring throughout the coming months as drilling results from the Texas and Canadian prospects are announced.

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.  We currently have 16 independent sources of oil and/or gas revenue.  Our production is from ten oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         January 24, 2005

New Major Oil Discovery Increases Current Daily Revenue by Over 500%

  New oil discovery from Alberta well announced today

  Results from Texas Prospect expected within days on an oil and gas prospect that has had five out of five successful wells

  Current market capitalization of just over $3 million

  Interest in 16 producing oil and/or gas wells

Thank you once again for requesting information and for your interest in Micron Enviro Systems, Inc.  (Symbol: MSEV-OTCBB). There are many exciting things happening with the company and when you factor in the current price of oil and gas along with our major new oil discovery, MSEV merits your attention.

MSEV is an emerging junior oil and gas company that is focused on high reward, low risk oil and gas exploration and production in North America. MSEV's goal is to become a mid-range oil and gas producer. MSEV has working interests in multiple projects in Alberta, one in Saskatchewan, and three separate projects in Texas. MSEV currently earns oil and gas revenue from sixteen independent sources located on four separate fields. Two of which are located in Texas and two are in Canada.

MSEV is extremely pleased to announce that it has just been informed that the Enchant Well in Alberta has been put on line.  This well is currently flowing and due to our substantial 50% working interest, this well will increase our daily oil and gas revenue by over 500%.  There are plans being devised to fully exploit this field in the near future.

One current drill program, the Martex Prospect, is located in Jack and Palo Pinto Counties, Texas. MSEV now has five oil and gas discoveries on this prospect.  One well, the Ima #2 flowed as high as 252 barrels of oil and 701 thousand cubic feet ("mcf") of gas. Another well, the Henderson #3, flowed at a rate as high as 300 mcf per day without having to be fraced.  The Wimberley #3 well was put on line at 125 mcf.  MSEV has recently announced two more wells, the Wimberley #5 and Wimberley #7 which have been put on line for sales, making the success rate on this prospect five for five so far. There are three more wells yet to be completed on this prospect and all costs for these wells have been paid.  The first of these three wells is now underway with initial results expected within the next 10-14 days.

Another multi-well project in Texas is the Green Ranch Prospect. This is a proposed 15 well program, at this time we have one well on line for sales.  This well tested with rates as high as 1.5 million cubic feet of gas per day, and oil at 77 barrels per day.

MSEV has a working interest in the Manahuilla Creek Prospect in Goliad County, Texas. An estimated 7,000 foot test well will be located on approximately 1,265 continuous acres of oil and gas leases covering the expanded Yegua trend. The Middle Eocene Sands of the expanded Yegua trend of the onshore Gulf Coast basin have been a prolific over pressured gas-condensate producer. Total gas production to date exceeds 800 billion cubic feet with an estimated trend recovery close to 2 trillion cubic feet of gas. This well is scheduled to be fraced in the first quarter of 2005.

Another multi-well drill program is the Kerrobert Prospect located in Saskatchewan, Canada. This is a proposed 50 well oil program. There have been 9 wells successfully drilled out of 9 on this prospect. MSEV has the right to participate in the remaining 41 wells. Flow rates were as high as 84 barrels of oil a day per well. The oil is comparable with West Texas No. 1.  The experience by other oil companies in the area suggests an approximate 15 year life for the shallow oil wells.

MSEV recently announced an agreement to participate on a new gas prospect in Alberta, Canada, named the Redwater Prospect.  The prospect calls for one initial well, with the potential to drill multiple wells if the first well is successful.  The formation of primary interest on this property is the Viking Sands, which is gas productive throughout the immediate area.  Recently, the Viking zones have been tested and produced gas in a number of wells in the immediate are of the prospect.  According to geological reports, drill stem tests have resulted in flows over 12,000,000 feet of gas per day.  This prospect is expected to commence operations within the next few weeks.

All financials statements, working interests and previous news releases for MSEV can be found at the SEC website.

MSEV is also currently conducting due diligence on multiple, large potential oil and/or gas projects located in Canada and Texas.

MSEV has a market capitalization of just over $3 million and currently has 16 independent sources of oil and gas revenue from four separate oil and gas fields. When you consider that oil and gas prices are currently trading near historic highs, this could bode well for the future growth of MSEV.  MSEV has fully met all its cash obligations at this time on its on-going drill programs. With the current projects MSEV has and projects that it is conducting due diligence on, MSEV is poised to capture significant interest within the North American oil and gas industry.

Please feel free to call anytime.  Thank you for your time and consideration.

info@micronenviro.com

Phone 604-646-6903

Fax 604-689-1733

www.micronenviro.com